Exhibit 99.1

For Release 5/13/2003

NEXSTAR BROADCASTING GROUP REPORTS FIRST QUARTER 2003 RESULTS

Irving, TX—May 13, 2003—Nexstar Broadcasting Group today reported financial results for Nexstar Finance, L.L.C., for the quarter ended March 31, 2003.

Reported results

Net broadcast revenue in the first quarter 2003 was $27.5 million, compared to $25.9 million net broadcast revenue during the first quarter of 2002. First quarter revenues for 2003 include the stations operating under local management agreements. Broadcast cash flow and adjusted EBITDA for the first quarter of 2003 were $9.0 million and $7.8 million, respectively, compared to broadcast cash flow and adjusted EBITDA of $9.4 million and $8.5 million for the first quarter of 2002. A reconciliation of earnings, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”) to broadcast cash flow and adjusted EBITDA is included in the attached exhibits.

Nexstar recognized a net loss for the first quarter of 2003 of $13.1 million, compared to a net loss in the first quarter of 2002 of $33.9 million, which included a transition impairment charge for goodwill of $27.4 million. In the first quarter of 2003, the Company recorded a write off of $5.8 million of debt financing costs related to the refinancing of our senior credit facilities. The write off of debt financing costs is included in interest expense.

Balance Sheet

Debt, net of cash, on March 31, 2003 was $329.6 million, and consolidated total leverage was 5.48x. The debt and leverage calculations are pursuant to the Company’s senior secured credit agreement. The Company’s current covenant with respect to consolidated total leverage, as defined in the credit agreement, is 7.25x. Capital expenditures for the quarter ended March 31, 2003 totaled $2.2 million. Cash on hand as of March 31, 2003 totaled $101.9 million.

Recent Developments

On March 27, 2003, Nexstar Finance Holdings issued $130.0 million principal amount at maturity Senior Discount notes at a price of 57.442%. These notes mature on April 1, 2013 and will not begin to accrue cash interest until April 1, 2008 with payments to be made every six months in arrears.

On May 9, 2003, Mission Broadcasting entered into an agreement to acquire the FOX affiliate, WBAK in Terre Haute, Indiana for $3.0 million, and on the same date entered into a time brokerage agreement with the seller. Following FCC consent to the transaction, Mission will acquire substantially all of the assets of WBAK, with the closing projected in the fourth quarter 2003. Mission has also entered into a joint sales agreement and shared services agreement with Nexstar’s WTWO-TV, also in Terre Haute.

909 Lake Carolyn Parkway, Suite 1450, Irving, TX 75039 (972) 373-8800 fax (972) 373-8888

Nexstar Broadcasting Group Reports First Quarter 2003 Results

The previously announced acquisitions of stations in Little Rock, Arkansas (KARK), Dothan, Alabama (WDHN), Abilene, Texas (KRBC) and San Angelo, Texas (KACB) are proceeding according to plan. KRBC and KACB are expected to close in the second quarter of 2003, and KARK and WDHN are expected to close in the third quarter of 2003. Nexstar’s operations under local marketing agreements commenced with the Texas stations on January 1, 2003 and with KARK and WDHN on February 1, 2003.

CEO Comment

Perry A. Sook, Nexstar Broadcasting Group President and Chief Executive Officer said, “I am proud of the resiliency shown by our sales and management teams in the first quarter while facing an uncertain advertising environment. On a pro-forma same station basis our “core” local and national revenue held flat to the prior year, replacing approximately $3 million in Olympic billing from the first quarter of 2002. Total net revenue on a same station pro-forma basis finished at $28.8 million in the first quarter of 2003, down 8% as compared to the $31.2 million in the first quarter of 2002 and consistent with our previous guidance. Our station operating expenses, on a same station basis, finished 2% under first quarter 2002, excluding program payments which were down 5% in the first quarter 2003 demonstrating our continued commitment to cost control. Special commendation is also due to our CBS affiliate, WROC-TV in Rochester, NY, which recently won the Associated Press Award for best local news broadcast in the State of New York, outside of New York City.”

First Quarter Conference Call

Senior management of Nexstar will hold a conference call to discuss first quarter results on Tuesday, May 13, 2003 at 3 p.m. EST. The dial in number is (800) 915-4836. No additional access code is needed. A replay will be available through May 15, 2003 by dialing (800) 428-6051 and entering passcode 292149.

Safe Harbor Statement

This release contains both historical and forward-looking statements. All statements, other than statements of historical fact, are or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as our management’s expectations of future business prospects or financial results. Such forward-looking statements involve a number of risks and uncertainties, including, among other factors, general economic conditions, demand for advertising, the war in Iraq or other geopolitical events, competition for audience and programming, government regulations and new technologies, and should be considered in light of these and other risk factors described in Nexstar’s filings with the Securities and Exchange Commission. Such factors may cause actual results to differ materially from the forward-looking statements. Nexstar undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, unless otherwise required by law.

For more information, contact:

Bob Thompson, Chief Financial Officer

(972) 373-8800

Nexstar Broadcasting Group Reports First Quarter 2003 Results

About Nexstar Broadcasting

Nexstar owns or provides services to 24 television stations (including the pending acquisitions) serving markets covering approximately 3.5% of all US television households. Nexstar has certain local service agreements including Shared Services Agreements, Time Brokerage Agreements, Joint Operating Agreements and Joint Sales Agreements with other stations. The following is a list of the company’s owned properties, as well as those with which it has local service agreements:

DMA	Market	Station Call Letters	Channel #	Affiliation	Status
53	Wilkes-Barre/Scranton, PA	WBRE-TV	28	NBC	Owned
		WYOU-TV	22	CBS	SSA
56	Little Rock, AR	KARK-TV	4	NBC	Acq. pending
77	Rochester, NY	WROC-TV	8	CBS	Owned
81	Shreveport, LA/ Texarkana, TX	KTAL-TV	6	NBC	Owned
82	Champaign/Springfield/	WCIA-TV	3	CBS	Owned
	Decatur, IL	WCFN-TV	49	UPN	Owned
117	Peoria/Bloomington, IL	WMBD-TV	31	CBS	Owned
		WYZZ-TV	43	FOX	JOA
137	Beaumont/Port Arthur, TX	KBTV	4	NBC	Owned
142	Wichita Falls, TX/Lawton, OK	KFDX-TV	3	NBC	Owned
		KJTL-TV	18	FOX	JSA
		KJBO-LP	35	UPN	JSA
145	Joplin, MO/Pittsburg, KS	KSNF-TV	16	NBC	Owned
		KODE-TV	12	ABC	SSA
143	Erie, PA	WJET-TV	24	ABC	Owned
		WFXP-TV	66	FOX	TBA
146	Terre Haute, IN	WTWO-TV	2	NBC	Owned
		WBAK-TV	38	FOX	Acq. pending/ SSA & JSA
158	Midland/Odessa, TX	KMID-TV	2	ABC	Owned
163	Abilene/Sweetwater, TX	KTAB-TV	32	CBS	Owned
		KRBC-TV	9	NBC	Acq. pending/SSA
171	Dothan, AL	WDHN-TV	18	ABC	Acq. pending
193	St. Joseph, MO	KQTV	2	ABC	Owned
196	San Angelo, TX	KACB-TV	3	NBC	Acq. pending/SSA

Nexstar Finance, L.L.C.

Consolidated Statements of Operations

	Three Months Ended March 31,
	2002	2003
	(dollars in thousands)
Revenue (excluding trade and barter)	$29,999	$31,701
Less: commissions	(4,059)	(4,228)

Net broadcast revenue (excluding trade and barter)	25,940	27,473
Trade and barter revenue	2,382	3,156

Total net revenue	28,322	30,629

Operating costs and expenses:
Direct operating expenses	8,501	10,337
Selling, general and administrative	8,534	9,187
Amortization of broadcast rights	3,584	3,832
Amortization of intangible assets	3,256	3,622
Depreciation	3,151	2,939

Total operating expenses	27,026	29,917

Income from operations	1,296	712
Interest expense, including amortization of debt financing costs	(8,674)	(13,967)
Interest income	34	69
Other income, net	1,001	231

Loss before income taxes	(6,343)	(12,955)
Income tax expense	(182)	(104)

Loss before cumulative effect of change in accounting principle	(6,525)	(13,059)
Cumulative effect of change in accounting principle	(27,419)	—

Net loss	$(33,944)	$(13,059)

Other comprehensive loss:
Change in market value of derivative instrument	965	—

Net loss and other comprehensive net loss	$(32,979)	$(13,059)

NEXSTAR FINANCE, L.L.C.

UNAUDITED RECONCILIATION BETWEEN ACTUAL CONSOLIDATED STATEMENTS OF

OPERATIONS AND BROADCAST CASH FLOW, ADJUSTED EBITDA AND

PRO FORMA BROADCAST CASH FLOW

Includes the operations of KARK, WDHN, KRBC, and KACB

(dollars in thousands)

	Three Months March 31,
	2002	2003
Income from operations	$1,296	$712
Add:
Depreciation and amortization of intangibles	6,407	6,561
Amortization of broadcast rights, net of barter	1,926	1,811
Interest income	34	69
Trade and barter expense	2,348	3,296
Network compensation payments received or receivable	2,139	2,302
Non-recurring expenses	355	40
Less:
Trade and barter revenue	2,382	3,156
Network compensation revenue	1,596	1,631
Payments for program license liabilities	2,020	1,910

Adjusted EBITDA	8,507	7,810

Pro forma adjustments
KARK operating results	1,088	380
WDHN operating results	11	49
KRBC operating results	(574)	—
KACB operating results	186	—
Add:
Depreciation and amortization KARK	480	—
Depreciation and amortization WDHN	51	—
Depreciation and amortization KRBC	631	—
Corporate expenses KARK	233
Corporate expenses WDHN	34
Corporate expenses KRBC	30
Trade and barter expense KRBC	47
Non-recurring expense KARK	59
Less:
Trade and barter revenue KRBC	51	—
Trade and barter revenue KACB	3	—

Net pro forma adjustments	2,222	429

Pro forma Adjusted EBITDA	$10,730	$8,239

Pro forma Adjusted EBITDA	$10,730	$8,239
Corporate expenses	922	1,149

Pro forma Broadcast cash flow	$11,652	$9,388

        We define adjusted EBITDA as income (loss) from operations plus depreciation and amortization (including amortization of broadcast rights), interest income, non-cash trade and barter expenses, non-recurring expenses (including time brokerage agreement fees) and network compensation payments received or receivable, less payments for broadcast rights, non-cash trade and barter revenue and network compensation revenue. We define broadcast cash flow (“BCF”) as adjusted EBITDA plus corporate expenses. Neither BCF nor adjusted EBITDA (i) is a measure of performance calculated in accordance with generally accepted accounting principles, (ii) should be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements, or (iii) is intended to represent a measure of funds available for debt service, dividends, reinvestment or discretionary uses. In addition, our definition of BCF and/or adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We believe that the presentation of BCF and adjusted EBITDA is relevant and useful because such data is used by industry analysts to determine a market value of our television stations. Furthermore, adjusted EBITDA and broadcast cash flow are used by Nexstar’s management to determine our operating performance, and (along with other data) as internal measures for setting budgets, assessing financial performance, evaluating targeted stations for acquisition and as a measurement component of incentive compensation.